UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KOREA MILESTONE ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

SoftForum Building
8th Floor
545-7 Dogokdong
Gangnam, Seoul, Korea 135-70
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of two Ordinary Shares of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, par value $.0001 per share	The NASDAQ Stock Market LLC

Warrants, each exercisable for one Ordinary Share at an exercise price of $6.00 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: File No. 333-153155

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, ordinary shares and warrants of Korea Milestone Acquisition Corporation (the “Company”). The description of the units, the ordinary shares and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s registration statement on Form F-1 (File No. 333-153155), as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KOREA MILESTONE ACQUISITION CORPORATION

By:	/s/ Sang-Chul Kim

Name: Sang-Chul Kim Title: Chief Executive Officer

Date: September 18, 2008